S. W. HATFIELD, CPA
certified public accountants

Member:    American Institute of Certified Public Accountants
               SEC Practice Section
               Information Technology Section

           Texas Society of Certified Public Accountants

                                  May 18, 2000

U. S. Securities and Exchange Commission
450 Fifth Street, N. W.
Washington DC 20549

Gentlemen,

On May 18, 2000, this firm reviewed Item 4 - Changes in Registrant's Certifying Public Accountant of the Form 8-K to be filed by AdPads Incorporated (formerly Visual Presentation Systems, Inc.) (SEC File #000-28373) during May 2000.

We have no disagreements with the statements made within Item 4 of the referenced Form 8-K.

Yours truly,


/s/S. W. Hatfield, CPA
-----------------------
Scott W. Hatfield, CPA
    for the Firm

SWH/

                      Use our past to assist your future sm

P. O. Box 820395                               9002 Green Oaks Circle, 2nd Floor
Dallas, Texas  75382-0395                               Dallas, Texas 75243-7212
214-342-9635 (voice)                                          (fax) 214-342-9601
800-244-0639                                                      SWHCPA@aol.com